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                                                                     EXHIBIT 5.1

                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
Our reference: 02375.50030/19083445 v3                           100 Park Avenue
                                                        New York, New York 10017

                                                              Tel (212) 922 2200

                                                              Fax (212) 922 1512

September 29, 2006

Teekay LNG Partners L.P.
Teekay LNG Finance Corp.
Teekay LNG Operating L.L.C.
African Spirit L.L.C.
Asian Spirit L.L.C.
European Spirit L.L.C.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas

REGISTRATION STATEMENT ON FORM F-3

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("MARSHALL ISLANDS LAW") for (i) Teekay LNG Partners L.P. (the "PARTNERSHIP"), (ii) Teekay LNG Finance Corp. ("TEEKAY LNG FINANCE"), and (iii) Teekay LNG Operating L.L.C., African Spirit L.L.C., Asian Spirit L.L.C. and European Spirit L.L.C. (collectively, the "GUARANTORS", and together with the Partnership and Teekay LNG Finance, the "REGISTRANTS"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION"), pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder ("RULES"), of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "REGISTRATION STATEMENT") for the registration of the sale from time to time of up to $400,000,000 aggregate offering price (or any such further aggregate offering price as may be registered pursuant to Rule 462(b)) of:

(a) Common units (the "UNITS") representing limited partnership interests in the Partnership;

(b) Debt securities of the Partnership, which may be co-issued by Teekay LNG Finance in the form of either senior debt securities (the "SENIOR DEBT SECURITIES") or subordinated debt securities (the "SUBORDINATED DEBT SECURITIES", and together with the Senior Debt Securities, the "DEBT Securities"); and

(c) Guarantees (the "GUARANTEES", and together with the Units and the Debt Securities, the "Securities") of the Debt Securities by one or more subsidiaries of the Partnership, including the Guarantors.

London o Athens o Paris o New York o Singapore o Bangkok o Rome o Hamburg

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New
York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a 'partner' in relation to Watson, Farley & Williams (New York) LLP means a member, partner, consultant or employee of Watson, Farley & Williams (New York) LLP or an affiliated undertaking.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.


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Teekay LNG Partners L.P.
Teekay LNG Finance Corp.
Teekay LNG Operating L.L.C.
African Spirit L.L.C.
Asian Spirit L.L.C.
European Spirit L.L.C.
September 29, 2006                                                        Page 2


The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS").

The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "SENIOR INDENTURE") to be entered into between the Partnership and a trustee thereunder, in substantially the form filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "SUBORDINATED INDENTURE") to be entered into between the Partnership and a trustee thereto, in substantially the form filed as an exhibit to the Registration Statement.

In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the form of Senior Indenture to be filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture to be filed as an exhibit to the Registration Statement, and (iv) certificates of public officials and of representatives of the Registrants and the Partnership's general partner, Teekay GP L.L.C. (the "GENERAL PARTNER"), as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as photocopies. We have also assumed the power, authority and legal right of all parties (other than the Registrants and the General Partner) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), the Senior Indenture, the Subordinated Indenture and the Guarantees (collectively, the "DOCUMENTS") to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of the Documents by such parties. We have further assumed the validity and enforceability of the Documents under all applicable laws other than Marshall Islands law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (a) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (b) with respect to the opinion in Paragraph 2 below, the Registrants and the relevant indenture trustee shall have complied with the terms and conditions of the Senior Indenture or the Subordinated Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such indenture, (c) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (d) all Securities shall be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable Registrants and the other parties thereto, and (f) any Securities issuable upon conversion, exchange or exercise of any Security


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Teekay LNG Partners L.P.
Teekay LNG Finance Corp.
Teekay LNG Operating L.L.C.
African Spirit L.L.C.
Asian Spirit L.L.C.
European Spirit L.L.C.
September 29, 2006                                                        Page 3


being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

This opinion is limited to Marshall Islands Law and is as of the date hereof.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. When the terms of the issuance and sale thereof have been duly approved by the Partnership and when issued and delivered against payment therefor in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership dated May 10, 2005, as amended on May 31, 2006, of the Partnership, the applicable underwriting agreement (or similar agreement) and the Registration Statement and Prospectus, the Units will be duly authorized, validly issued, fully paid and non-assessable.

2. Upon the due execution and delivery of the applicable indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Partnership and, if applicable, Teekay LNG Finance, and established in accordance with the applicable indenture, (b) any related Guarantee by the Guarantors has been duly authorized by each such Guarantor, and (c) such Debt Security and any such Guarantee have been duly executed, authenticated, issued for value and delivered in accordance with the applicable indenture, such Debt Security and any such Guarantee will be binding obligations of the applicable Registrants.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.

Very truly yours,

/S/ WATSON, FARLEY & WILLIAMS (NEW YORK) LLP